                                                                   EXHIBIT 11.1



                           NATIONAL ENERGY GROUP, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                         SIX MONTHS ENDED JUNE 30, 1997

                                                                                BASIC          DILUTED
                                                                            ------------    -------------
Income applicable to common stockholders:
    Net income ..........................................................   $  1,857,878    $  1,857,878
    Preferred dividend requirements .....................................       (472,500)           --
                                                                            ------------    ------------
    Income applicable to common stockholders ............................   $  1,385,378    $  1,857,878
                                                                            ============    ============
Common and common equivalent shares:
    Weighted average number of common shares outstanding ................     36,138,936      36,183,936
    Shares issuable upon exercise of options and warrants ...............      3,416,535       3,416,535
    Less shares assumed repurchased .....................................     (2,632,363)     (2,632,363)
                                                                            ------------    ------------
    Shares issuable upon conversion of Convertible Preferred Stock:
       Series B and Series C ............................................           --         5,230,769
       Series D and Series E ............................................      6,666,666       6,666,666
                                                                            ------------    ------------
    Common and common equivalent shares .................................     43,589,774      48,820,543
                                                                            ============    ============
 Net income per common and common equivalent shares .....................   $       .028    $       .035
                                                                            ============    ============


Note: Diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.

                        THREE MONTHS ENDED JUNE 30, 1997


                                                                                BASIC          DILUTED
                                                                            ------------    -------------
Income applicable to common stockholders:
    Net income ..........................................................   $    454,438    $    454,438
    Preferred dividend requirements .....................................       (472,500)           --
                                                                            ------------    ------------
    Income applicable to common stockholders ............................   $    (18,062)   $    454,438
                                                                            ============    ============
Common and common equivalent shares:
    Weighted average number of common shares outstanding ................     36,148,855      36,148,855
    Shares issuable upon exercise of options and warrants ...............      3,416,535       3,416,535
    Less shares assumed repurchased .....................................     (2,632,363)     (2,632,363)
                                                                            ------------    ------------
    Shares issuable upon conversion of Convertible Preferred Stock:
       Series B and Series C ............................................           --         5,230,769
       Series D and Series E ............................................      6,666,666       6,666,666
                                                                            ------------    ------------
    Common and common equivalent shares .................................     43,599,693      48,830,462
                                                                            ============    ============
 Net income per common and common equivalent shares .....................   $       .000    $       .035
                                                                            ============    ============

Note: Diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.